UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TUTTLE LAND INVESTMENTS, LLC

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

TUTTLE LAND INVESTMENTS, LLC

961 Hillsboro Mile

Hillsboro Beach, Florida 33062

(561) 718-4816

Dated: March ___, 2018

This Offering Circular relates to the offer and sale of up to $35,000,000.00 in aggregate amount of unsecured promissory notes (the “Notes”) at $10,000.00 per Limited Recourse Obligation (“LRO”) to be issued by TUTTLE LAND INVESTMENTS, LLC, a Florida limited liability company (the “Company,” “we,” “us,” or “our”) at an interest rate of 13% per annum for a 5-year maturity with no pre-payment penalty. Our principal offices are located at 961 Hillsboro Mile, Hillsboro Beach Florida, 33062. The phone number for these offices is (561) 718-4816.

We will issue up to 3,500 Notes (the “Offering”).

The Notes will be unsecured special, limited obligations of the Company but guaranteed by the sponsor’s affiliates, TLH-40 Boca CC, LLC, TLH-46 Cove Rd, LLC and TLH-82 DOT, LLC (collectively, the “Guarantor” or “Affiliates”). The Notes will not be listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There will be no market for the Notes. Our obligation to make payments on a LRO is each holder’s pro rata share of the terms of such Notes.

The Notes are speculative securities. Investment in the Notes involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 1 of this Offering Circular.

We will commence the offering of each series of Notes promptly after the date this Offering Circular is qualified (each, a “Project Summary”). The offering of each series of Notes covered by this Offering Circular will remain open until the earlier of (1) the date the offering of all Notes are fully subscribed; or (2) 365 days after this Form 1-A is qualified by the Securities and Exchange Commission (the “Offering Period”)

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the Notes. Such officers will not receive any commission or any other remuneration for these sales. In offering the Notes on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.  However, we reserve the right to offer the stocks through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"), or through other independent referral sources such as SEC/FINRA Registered crowdfunding portal providers. As of the date of this offering circular, we have not entered into any selling agreements with any broker-dealer or posting agreements with any crowdfunding portal providers. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The Notes offered hereby may only be purchased by investors residing in the United States of America. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the Notes are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Offering price to the public		Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
	$10,000 per LRO	N/A	$	N/A
$		N/A	$	N/A
$		N/A	$	N/A

(1) We estimate all expenses for this Offering to be approximately $1,500,000, which will be financed with the proceeds of the Offering which includes legal and accounting fees.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 1.

Sales of these securities will commence on approximately April 1, 2018.

The company is following the “Offering Circular” format of disclosure under Regulation A.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.

Table of Contents

OFFERING CIRCULAR SUMMARY1

RISK FACTORS1

PLAN OF DISTRIBUTION7

USE OF PROCEEDS TO ISSUER8

The Company8

Financial Statements of Tuttle Land Investments, LLC21

Financial Statements of TLH-40 Boca CC, LLC23

Financial Statements of TLH-46 Cove Rd, LLC26

Financial Statements of TLH-82 DOT, LLC28

TABLE OF OWNERSHIP32

MANAGEMENT’S DISCUSSION AND ANALYSIS32

Corporate Governance32

Committees of the Board32

Audit Committee Financial Expert32

Involvement in Certain Legal Proceedings33

Independence of Directors34

Code of Ethics34

List of Exhibits

Exhibit "A" - Articles of Organization of Tuttle Land Investments, LLC

Exhibit "B" - Operating Agreement of Tuttle Land Investments, LLC

Exhibit "C" - Promissory Note

Exhibit "D" - Guaranty Agreement

Exhibit "E" - Legal Opinion of The Wallace Law Group, PL

Exhibit "F" - Consent of Auditor

Exhibit "G" - Site Plans of Completed Transactions of Affiliates

Exhibit "H" - Site Plans of Pending Transactions of Affiliates 34

OFFERING CIRCULAR SUMMARY

In this Offering Circular, ‘‘TUTTLE LAND INVESTMENTS, LLC,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to TUTTLE LAND INVESTMENTS, LLC, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31, 2018. Unless otherwise indicated, the term ‘‘Notes’’ refers to offering of the Company’s Notes.

This Offering Circular, and any supplement to this Offering Circular include “forward-looking statements.” To the extent that the information presented in this Offering Circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Offering Circular.

This summary only highlights selected information contained in greater detail elsewhere in this Offering Circular. This summary may not contain all of the information that you should consider before investing in our Notes. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

RISK FACTORS

Investing in our Notes involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Offering Circular, before purchasing Notes. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our Notes, if such a trading market develops, could decline and investors in our Notes could lose all or part of their investment.

Risks Related to our Company

 Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

 Our future success heavily depends upon the continued services of our senior executives and other key employees, in particular, Brian Tuttle, our founder. The loss of his services would delay our business operations substantially. We currently maintain a $10,000,000 key person life insurance policy for Brian Tuttle.  If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, it is difficult to locate experienced executives in our industry and offer them competitive salaries at this stage in the Company’s development. We may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our businesses may be severely disrupted.

Risks Relating to Our Business

 We may not be able to sell the undeveloped land we purchase.

We may contract to acquire tracts of raw undeveloped land, re-zone, subdivide and may improve on the land by constructing road access, installing water, sewage and utility lines and may not be able to sell the subdivisions because of market conditions.

The profitability of attempted acquisitions and other real estate investing is uncertain.

We intend to contract to acquire, re-zone, obtain entitlements and develop real estate properties selectively. Land banking, acquisition and development of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the investments include risks that the properties will not achieve anticipated sales and that estimates of the costs of improvements to bring a property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

If we purchase or develop assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase or develop may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase or develop real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for or expended in the development of such assets.

We may not make a profit if we sell a property or land banked subdivision.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, REITs, national and international homebuilders, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return.

The Company may not be able to effectively control the timing and costs relating to the re-zoning, subdivision, or improvements on properties, which may adversely affect the Company’s investing results and its ability to repay the holders of Notes.

Nearly all of the properties to be acquired by the Company will require some level of re-zoning, obtaining entitlements, and/or construction of improvements immediately upon their acquisition or in the future.  The Company may acquire land for improvement only to discover that the land may require extensive investment such as wetland delineation and/or environmental remediation.

Risks Associated with Debt Financing

We are likely to obtain additional mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We plan to obtain long-term financing that may be secured by properties we acquire. In some instances, we may acquire our properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. However, we can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from investing and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the property when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance a property, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the properties. If any of these events occur, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our shareholders, could cause us to require additional capital, and may hinder our ability to raise capital by issuing more shares or by borrowing more money.

We have broad authority to incur debt and high debt levels could hinder our ability to repay the Notes.

Our Articles of Organization and our Operating Agreement do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to repay the Notes.

We may never have a public market for our Notes or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment.

There is no established public trading market for our securities. The Notes are not and have not been listed or quoted on any exchange or quotation system.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, which apply to some other public companies.

Risks Relating to this Offering

Early Redemption.

At any time prior to the Maturity Date, the Company reserves the right, in its sole discretion, to repurchase all or any part of the Notes at 100% of the then-outstanding principal amount plus interest accrued to the date of repurchase.

Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have broad discretion in how we use the net proceeds of this Offering and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this Offering and could use them for purposes other than those contemplated at the time of this Offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Notes.

We estimate our total Offering costs to be $1,500,000.

PLAN OF DISTRIBUTION

We are offering a maximum of 3,500 Notes on a no minimum, "best efforts" basis, at $10,000 per Note or LRO. We will sell the Notes ourselves and may in the future plan to utilize underwriters or pay commissions. We will be selling our Notes using our best efforts and no one has agreed to buy any of our Notes. This Offering Circular permits our officers and directors to sell the Notes directly to the public, with no commission or other remuneration payable to them for any Notes they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the Notes with a broker or dealer but we reserve the right to do so. Our officers and directors will sell the Notes and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of Notes that must be sold. Therefore, no money raised from the sale of our Notes will go into escrow, trust or the like. The Notes are being offered by the Company’s Management which will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the Notes. No sales commission will be paid for Notes sold by the Management. The Management is not subject to a statutory disqualification and is not associated with a broker or dealer.

The Offering will terminate upon the earlier of the following to occur: (i) the sale of all Notes being offered, or (ii) 365 days after this Form 1-A is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

USE OF PROCEEDS TO ISSUER

We estimate that, at a per Note price of $10,000, the net proceeds from the sale of the 3,500 Notes in this Offering will be approximately $33,500,000 (the “Nets Proceeds”), after deducting the estimated Offering expenses of approximately $1,500,000.

We will utilize the Net Proceeds from this Offering to acquire additional properties, pay expenses in connection with the rezoning and subdivision of our properties, salaries for the team, operational costs, refinancing of existing Guarantor or Affiliates’ debt at a lower interest rate, marketing for our products, and other operating expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%,

75% and 100% of the Notes offered for sale in this Offering by the Company.

		MONEY RAISED
	8,750,000	17,500,000	26,250,000	35,000,000
AMOUNT OF OFFERING USED	25%	50%	75%	100%
COST TO RAISE DEBT	$375,000	$750,000	$1,125,000	$1,500,000
WORKING CAPITAL	$2,237,500	$2,775,000	$3,142,500	$3,650,000
REFINANCE DEBT OF RELATED ENTITIES OR AFFILIATES	$2,800,000	$5,200,000	$9,000,000	$12,000,000
NEW OPTIONS/CONTRACT ON LAND DEALS	$1,500,000	$5,100,000	$7,470,000	$10,500,000
INTEREST RESERVE	$1,837,500	$3,675,000	$5,512,500	$7,350,000
TOTAL:	$8,750,000	$17,500,000	$26,250,000	$35,000,000

NOTE: WE WILL REFINANCE EXISTING DEBT OF OUR AFFILIATES

The Company

BUSINESS

Overview and Corporate History

TUTTLE LAND INVESTMENTS, LLC was formed as a limited liability company under the laws of the State of Florida on February 9, 2018. Our principal office is located at 961 Hillsboro Mile, Hillsboro Beach, Florida 33062.

Our Sponsor is an internally managed real estate company engaged in the real estate investment business. Our Sponsor searches the markets of central and south Florida for tracts of raw, undeveloped land in various stages of development to purchase. Our Sponsor also acquires tracts of distressed land (i.e. environmental issues, difficult rezoning issues, difficult sellers, wetland issues, or small and fragmented pieces).

The Sponsor utilizes its 18 years of experience and proven team of consultants to remedy any existing land issues and then “up-zone” the property to its highest and best use. For example, we may take agricultural land and rezone it for residential or commercial use. Another scenario may include acquiring 4 to 5 smaller parcels and assembling them into a larger single property before again “up-zoning” the property to a higher density or commercial use.

The “up-zoned” land is then typically sold to national or regional home builders such as K. Hovnanian, Meritage Homes, Inc., D.R. Horton Inc., Royal Oak Homes and other companies (collectively, “Home Builders”).

We are a development stage company, and we expect to use substantially all of the net proceeds from this Offering to engage in land banking and real estate investment described hereinabove.

We will either develop such properties ourselves or will designate them for outright sale to Home Builders. We intend to conduct our operations in such a way that we and our subsidiaries are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We plan to initially focus our efforts on central and south Florida, particularly in markets we believe will experience demographic changes making investment favorable. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The Company will hold title to its acquired properties through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Tuttle Land Investments, LLC is a newly formed limited liability company, created for the distinct purpose of using the proceeds from this Offering to invest. This Offering will be guaranteed by three of the Sponsor’s current operating Affiliates who have vast experience in acquiring and developing land in central and south Florida.  These companies are operated by the same Management team that will be managing the Company.

Historical Performance of Management Team

Our Senior Manager, Brian Tuttle, has been in the land investment and land development business since 2000. Mr. Tuttle acquired his first property by borrowing $200,000 from an investor and consolidating four parcels of land. Mr. Tuttle obtained options to acquire these four properties. Mr. Tuttle rezoned 80% of the land for residential use and 20% for commercial use before selling the four parcels, yielding a $2,000,000 profit. Mr. Tuttle then reinvested the profits from the aforementioned transaction to obtain contracts on numerous other properties and repeated the process over and over again. The chart below shows completed deals and their respective gross profits since 2000. Exhibit “G” shows each site plan associated with these transactions.

COMPLETED LAND DEALS BY VARIOUS AFFILIATES

	CLOSING		ALL IN	CASH	# OF	SALES	GROSS	RET ON	ACRES	TYPE
	DATE	DEAL NAME	COST	INVESTED	MONTHS	PRICE	PROFIT	EQUITY
16	2017	LOUISA VISTA	1,100,000	300,000	24	2,100,000	$1,000,000	333%	20	RESIDENTIAL
15	2016	RANCHETTE ROYAL	1,250,000	450,000	22	2,460,000	$1,210,000	269%	10	RESIDENTIAL
14	2015	RELATED APARTMENTS	6,000,000	1,200,000	18	12,500,000	$6,500,000	542%	29	RESIDENTIAL
13	2015	CYPRESS ROYAL	$5,940,000	$745,000	18	$6,770,000	$830,000	111%	29	RESIDENTIAL
12	2014	PARKLAND ROYALE	$28,038,922	$18,117,000	16	$64,350,000	$36,311,078	200%	187	SENIOR LIVING
11	2007	SANDTRAIL PUD	$12,000,000	$3,000,000	18	$39,000,000	$27,000,000	900%	396	RESIDENTIAL
10	2006	PALOMINO PUD	$7,450,000	$850,000	14	$10,000,000	$2,550,000	300%	40	RESIDENTIAL
9	2006	PIONEER TRAIL PUD	$6,450,000	$750,000	14	$8,000,000	$1,550,000	207%	38.5	RESIDENTIAL
8	2005	MILITARY TRAIL PUD	$1,250,000	$450,000	15	$2,500,000	$1,250,000	278%	10	TOWNHOMES
7	2004	LANTANA ROAD PUD	$4,800,000	$1,000,000	18	$10,000,000	$5,200,000	520%	62	RESIDENTIAL
6	2004	SOUTHBEND SHORES	$4,000,000	$4,200,000	24	$4,500,000	$500,000	12%	71	RESIDENTIAL
5	2003	DILLMAN PUD	$450,000	$450,000	16	$2,000,000	$1,550,000	344%	10	RESIDENTIAL
4	2003	CELEBRATION LAKE PUD	$2,450,000	$650,000	14	$3,200,000	$750,000	115%	20	RESIDENTIAL
3	2005	MASTRIANNI PUD	$1,050,000	$250,000	24	$3,000,000	$1,950,000	780%	10	OFFICE
2	2002	SOUTH ROAD COMMERCIAL	$1,050,000	$275,000	18	$4,000,000	$2,950,000	1073%	10	OFFICE
1	2002	SOUTH ROAD PUD	$4,500,000	$750,000	18	$9,000,000	$4,500,000	600%	64	RESIDENTIAL
			$87,778,922	$33,437,000		$183,380,000	$91,101,078	329%

During the Great Recession from 2007 through 2012, Mr. Tuttle did not do any land development deals as the chart above shows. Mr. Tuttle restarted his land development ventures in 2012 and has since completed five large deals. Currently, he is working on 15 more projects (shown below). Exhibit "G" contains the Site Plans for the transactions listed above.

DEALS CURRENTLY UNDER CONTRACT BY THE VARIOUS AFFILIATES

	PROJECTED CLOSING		PROJECTED ALL IN	CASH	# OF	PROJECTED SALES	PROJECTED GROSS	PROJECTED RET ON	ACRES	TYPE
	DATE	DEAL NAME	COST	INVESTED	MONTH	PRICE	PROFIT	EQUITY
15	2018	SABRA	10,500,000	10,500,000	24	13,545,000	$3,045,000	29.00%	43	RESIDENTIAL
14	2018	ST CLOUD AIRPORT PUD	3,500,000	275,000	24	6,413,000	$2,913,000	1059.27%	145	RESIDENTIAL
13	2018	BBX APARTMENTS	14,500,000	3,500,000	24	17,542,000	$3,042,000	86.91%	29	APARTMENTS
12	2018	FLA CRYSTAL APARTMENTS	$6,640,000	$6,640,000	18	$11,500,000	$4,860,000	73.19%	29	APARTMENTS
11	2018	CHARTER SCHOOL	$275,000	$1,300,000	24	$4,500,000	$4,225,000	325.00%	10	SCHOOL
10	2018	POD 4 ZERO LOT LINES	$4,500,000	$1,500,000	24	$6,250,000	$1,750,000	116.67%	23	RESIDENTIAL
9	2018	HIDDEN VALLEY PUD	$7,500,000	$1,750,000	36	$16,675,000	$9,175,000	524.29%	55	RESIDENTIAL
8	2019	GATOR ACRES PUD	$975,000	$975,000	36	$2,250,000	$1,275,000	130.77%	5	RESIDENTIAL
7	2018	COVE ROAD PUD	$2,550,000	$450,000	24	$7,250,000	$4,700,000	1044.44%	130	RESIDENTIAL
6	2018	NSID HOMES PUD	$5,000,000	$5,000,000	24	$7,750,000	$2,750,000	55.00%	25	RESIDENTIAL
5	2019	MINI DUMP PUD	$925,000	$250,000	18	$2,000,000	$1,075,000	430.00%	20	RESIDENTIAL
4	2019	DOT APARTMENTS	$8,500,000	$450,000	18	$17,000,000	$8,500,000	1888.89%	30	APARTMENTS
3	2019	TUTTLE ACTIVITY CENTER	$9,842,000	$4,600,000	36	$42,000,000	$32,158,000	699.09%	40	COMMERCIAL
2	2019	HWY 17 APARTMENTS	$950,000	$350,000	18	$5,000,000	$4,050,000	1157.14%	10	APARTMENTS
1	2018	ANGELLOCCI RES PUD	$2,100,000	$500,000	24	$2,700,000	$600,000	120.00%	23	RESIDENTIAL
			$78,257,000	$38,040,000		$162,375,000	$84,118,000

Exhibit “H” shows the site plan associated with each deal above. The two charts shown above illustrate what a tremendous track record the Management Team has had in the land assemblage and development business.  To the best of Issuer’s knowledge, no other private individual has assembled, rezoned, and sold more land in the South Florida market than the Management Team.  Many of these deals were conducted with high net worth partners who received generous profits shares. One of the goals of this Offering is to provide land development opportunities for smaller “retail” investors, usually accessible only by high net-worth individuals.

The Sponsor, by way of TUTTLE LAND DEVELOPMENTS, LLC, has identified numerous new opportunities to purchase, assemble, and rezone property. Another goal of the Offering is for the Sponsor to substantially increase the portfolio by initiating and completing new transactions.

Our Competitive Strengths

We believe that the experience of our Managers combined with our specific investment strategies distinguish us from other real estate companies.

§

Experienced and Dedicated Management Team. The Company intends to maintain a committed management team with experience in all phases of commercial and residential real estate investment, management and disposition.

§	Strategy of Opportunistic Investing. We have an extensive deal flow network in target markets due to long-standing relationships with brokers and lenders.

Target Markets

The target market is central and south Florida. South Florida is very land constrained therefore any properties there which can be up-zoned have the potential of generating substantial profits. The central Florida residential market is the largest in Florida, with over 13,000 new homes being built annually. The demand for “up-zoned” property in central Florida will only continue to increase due to the large absorption rates of new homes

 If Management discovers additional markets which present an opportunity to purchase real property in accordance with the Company's business and purpose, Management, in its sole and absolute discretion, may pursue such projects. Management will have complete discretion in the types of commercial and residential properties to be engaged by the Company. Consequently, investors in this Offering will be dependent upon the ability of Management to select properties that have the most potential to generate profits.

Industry Overview

Residential housing is the largest real estate asset class in the United States with approximately $20 trillion in assets, according to the December 2014 Federal Reserve Flow of Funds release. Single-family homes currently comprise approximately one-third of all residential housing. The Company's goal is to acquire and aggregate tracts of raw undeveloped land, and subdivide the lots to sell to Home Builders. In addition, the Company will engage in development and/or acquisition, management and operation or sale of any class of income producing commercial and residential real estate.  The target market is the central Florida and south Florida.

The U.S. housing market enjoyed nearly a decade of strong home price appreciation from the late 1990s through June 2006. Due to excessive lending at subpar underwriting standards, a significant home price correction occurred from late 2006 through early 2012. As measured by the S&P Case Shiller U.S. National Home Price Index, the peak occurred in June 2006 (189.93) and reached a low in March 2012 (124.2) — a decrease of 35%. As of July 2017, home prices throughout the nation have increased substantially, having recovered almost all their value. The aforementioned index has increased 5.94% over the last 12 months.

The U.S. creates significantly more households each year than new homes being built. In 2016, the U.S. was building six new homes for every 10 new households created. This trend has continued into 2017 and is expected to continue into 2018 and beyond. While the increase of residential units will generally start to reduce this deficit, the backlog and need for new residential units, especially in high demand markets like south Florida, will continue for years to come.

State of Florida Economic Outlook

Most population experts and data show that around 1,000 people move to Florida each and every day. This makes Florida either the second or third fastest growing state in the union. This population growth creates a need for new housing. With a shortage of developable land in the south Florida markets, any land that can be developed goes for a premium.

Florida’s economy will exceed one trillion dollars in 2018. If Florida was a country, it would have the 16th largest economy in the world. With its large influx of new residents, theme park attractions, and warm climate, Florida continues to be a highly sought after state to reside. With the changes in the federal tax code, particularly in its limitation of state and local deductions, Florida (with no state income tax) should expect to become an even more desirable place to live.

Market Opportunity

The economic outlook described above presents a ripe opportunity for our business to seize upon. The Company believes that recent corrections in the national, regional and local residential markets are healthy, and in many cases, overdue. Over the course of the past several months, the Company has noticed that residential consumers have begun to explore the development of market-appropriate product with realistic absorption projections and expectations of realizable upside upon completion of their project, being completed in one to three years. The southeastern region, for example, is experiencing a critical lack of new housing product that is affordable to the bulk of the urban workforce.

Investment Objectives

Our primary investment objectives include:

•    Maximizing the capital gains of our properties;

•    Preserving and protecting capital contribution and;

•    Achieving long-term capital appreciation through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of our sales objectives.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

We believe the most important criteria for evaluating the markets in which we intend to invest substantial capital include:

•    Historic and projected population growth;

•    Markets with historically growing numbers of a qualified and affordable workforce;

•    Projected employment growth;

•    Markets with high levels of insured populations; and

•    Stable household income and general economic stability.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire a particular asset, including: difficulty in rezoning; geographic location; environmental issues; condition of the asset; historical performance; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Acquisition of Properties

The Company intends to acquire raw land and residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), and distressed sale transactions. Raw land will be acquired by identifying potential growth and making acquisitions prior to on-rush of development. The number of raw land and residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation: trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), quantity of buyers seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral, potentially exposing us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements such as zoning as well as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us, which could have an adverse effect on our financial condition and results of operations.

Our Growth Strategy

The Company will seek to continue its acquisition strategy upon completion of this Offering. The timing of commencement of operations may be influenced by the relative success of this Offering. We may not raise sufficient proceeds through this Offering in order to fully execute our business plans.

Operational Plan

For the land rezoning and sale business:

Over the next twelve months, the Company intends to focus on acquiring tracts of raw land for land banking and other commercial and residential properties for development using the proceeds of this Offering.

Our officers and directors will meet with property owners, brokers, consultants and advisors in the real estate industry to locate raw land and other properties which meet the Company’s profile.

We may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our initial focus will be to acquire properties located in central and south Florida.

Our founder, Brian Tuttle, intends to reach out to his current network to continue searching for appropriate properties. Mr. Tuttle has a network that includes real estate brokers, commercial and residential real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Tuttle believes that by utilizing his current network, he will be able to identify and monetize appropriate properties. We hope to finance acquisition costs mostly with the sale of the Notes.

Once opportunities are identified and under contract or purchased, the company will use its team of experienced consultants to rezone and up-zone the properties to their maximum value. Once rezoned/up-zoned, these properties will be marketed to national and regional Home Builders to maximize profits.

Patents and Trademarks

We have no patents or trademarks.

Employees

As of February 19, 2018, the Company has no full-time employees. We provide various information about the Management of the Company.

Biographies of the Management Team of Tuttle Land Investments, LLC.

Name	Position	Age
Brian Tuttle	President and CEO	58
Michael Tuttle	Manager	26
Chris DeBehnke	Manager	30
Nicole DeBehnke	Manager	28

Brian Tuttle has time and time again worked against adversity to achieve success. Mr. Tuttle worked as an automobile mechanic as he put himself through the police academy. He then worked at the Palmetto Police department as a road deputy for three years before deciding to continue his education. Mr. Tuttle graduated from the University of South Florida in 1986 with an Industrial Engineering Degree. He was the only student from his graduating class to be hired by IBM in Boca Raton where he worked for three years.

Mr. Tuttle made the bold decision to leave IBM to start his own business, a landscaping and lawn maintenance company he built over 11 years into a multimillion dollar enterprise by servicing new home builders. Mr. Tuttle soon recognized a need of his new home builder customer base for developable land.

In 2000, he completed his first land development rezoning deal. Since then, Mr. Tuttle has purchased over 100 properties to develop and substantially increase their value. The work completed on these properties included consolidating lots, curing environmental issues, and rezoning. Mr. Tuttle has sold more than 190 million dollars’ worth of redeveloped land and has an additional 160 million dollars of property under contract now. There are currently offers and contracts pending on over 40 million dollars more in land purchases and acquisitions. Mr. Tuttle’s basic business plan is to buy raw land which is under-zoned, fragmented, has difficult sellers, complex entitlement issues, or severe environmental issues. Mr. Tuttle then works with his experienced team of consultants to fix these issues, increasing the value of the land before selling the land to national or regional home builders at a much increased price.

Michael Tuttle graduated High school in 2009 and then went to Finland for 12 months to serve in the Military as a combat medic for their defense force. Shortly thereafter he majored in Applied Science at the Finnish Community College.  When Michael returned to the United States he worked as an armed guard. Mr. Tuttle started a landscaping company that worked directly with lenders to maintain REO properties. This company was responsible for managing 25 to 30 lawns per day. Later, Mr. Tuttle accepted a position in North Dakota working as a fuel fracking specialist for Thomas Petroleum. His responsibilities included managing the fueling operations for the fracking sites and training new employees, putting in a minimum of 100 hours per week.

In 2013, Mr. Tuttle returned to work with the family business, acquiring and developing properties. His first project was the management of a 187-acre site comprised of four parcels, made up of a land fill, horse barn, storage yard for off road construction equipment, and a wetland area. The properties were acquired for 11 million dollars. The decision was then made to invest eight million dollars into the property as well as rezone and change the entitlements, allowing the property to ultimately be sold for over 50 million dollars.

Mr. Tuttle has been personally involved with over 70 million dollars in closings and more than 50 million dollars of properties under contract for purchase. Currently, Mr. Tuttle’s main focus is the second phase of a successful project in Parkland.  He is personally overseeing the initial stages of development from clearing, de-mucking, bringing in clean fill and getting the property ready to sell to a national developer.

Mr. Tuttle’s training has equipped him with the skills necessary to rezone and entitle projects to maximize profitability. He and his family are also overseeing the building and management of a 450,000 sq. ft. lifestyle center in Royal Palm Beach along with many other properties they have and are currently acquiring to rezone for residential and commercial buyers.  Chris and Michael have been personally involved with over $70 million in closings and over $50 million under contract for purchase.

Chris DeBehnke graduated from four years of Bible College where he realized a passion of his and became involved in a state-wide youth ministry camp for over 11 years.

During the real estate crisis, Chris established a maintenance company specialized in maintaining the premises of REO properties in Palm Beach County for Bank of America. Mr. DeBehnke obtained an opportunity with Nozzle Nolen Pest Control, where he climbed the ranks, ultimately being given the responsibility of maintaining all community association clients of their Lake Worth office, covering territory in Boca Raton, South Palm Beach and Manalapan. Mr. DeBehnke had a lawn and ornamental route and was able to solely maintain and flourish this route.

One of Mr. DeBehnke’s strength is implementing operational processes which directly contribute to a company’s successfully meeting established goals. In early 2013, Mr. DeBehnke started working for the family business where his first project was to manage a 187-acre site comprised of four parcels. The four parcels included land used for a land fill, a horse barn, storage yard for off-road construction equipment, and a wetland area. Mr. DeBehnke’s experience and established skill set allowed him to create a Remedial Action Plan which was successfully carried out and, as a result, the project was completed on time. These properties were initially purchased for $11 million while another eight million dollars was invested into the property. The property was also rezoned and the entitlements changed, leading to the ultimate sale of the property for over $50 million. Chris and Michael have been personally involved with over $70 million in closings and over $50 million under contract for purchase.

Currently, Mr. DeBehnke’s main project is establishing the infrastructure of Tuttle Royale, a $500 million-dollar project in its early stages. Tuttle Royale is a 202 acre project situated in Royal Palm Beach Florida that will include over 1,300 residential units, a 1,500-student charter school and 400,000 square feet for a Lifestyle and Activity Center. Mr. DeBehnke is always up for a challenge and the opportunity to work on complicated deals. Whether it is working with a difficult seller, environmental issue, or fragmented parcels, Mr. DeBehnke will go the extra mile to assure each property’s potential is being maximized.

Nicole DeBehnke’s first role in real estate was as property manager for a private investor for three years where she helped oversee the acquisition and management of 40 rental homes. During this time, she also started two businesses, an apparel company called “I Heart Line” and a lawn maintenance company with her husband called “De Bella Property MGMT.” Mrs. DeBehnke and her husband contracted with lenders to maintain REO properties.

All the while, Mrs. DeBehnke continued to volunteer in her local church as well as work with the family’s real estate business, assisting with various land development matters. She also started and sold a successful salon and skin spa located in east Boca Raton. This salon was recognized by the Boca Raton Chamber of Commerce as “Best New Salon of 2017.”

Mrs. DeBehnke’s primary focus now is securing high-end tenants for Tuttle Royale, the family’s 450,000 sq. ft. Lifestyle Center located in Royal Palm Beach.

GENERAL TERMS OF THE LROS

The Company will be issuing the LRO Notes in the form provided in Exhibit “C” which is incorporated by reference herein. Each Note will be guaranteed by the Guarantor.  The aggregate total of principal of the Notes shall not exceed the net worth of the Guarantors. The Notes will be issued in denominations of $10,000 each and shall bear an interest rate of 13% per annum and shall have a maturity date of five years.  The Company will not be penalized for full or partial prepayment for the amounts due under the Notes.

Legal Proceedings

There are no legal actions against the Company or any of the Affiliates.

Description of Property.

The Company does not currently own any real or personal property.

Financial Statements of Tuttle Land Investments, LLC

Tuttle Land Investments LLC
Balance Sheet
March 1, 2018

Current Assets

Cash		$ 1,000

Total Assets		$ 1,000

Members’ Equity

Members’ Equity		$ 1,000

Total Members’ Equity		$ 1,000

Prepared by Management

Tuttle Land Investments LLC
Statement of Income and Members’ Equity
For the Twenty-Two Days Ended March 1, 2018

Income		$-

Total Income		$-

Expenses		$-

Total Expenses		$-

Net Income		$-

Members’ Equity – Beginning		$-

Members’ Contributions		$1,000

Members’ Equity – Ending		$1,000

Prepared by Management

Financial Statements of TLH-40 Boca CC, LLC

TLH - 40 BOCA CC LLC

Balance Sheet

December 31, 2017

ASSETS
Current Assets
Land purchase option
Deposits on land purchase option	$400,000
Capitalized Costs - paid	1,000,000
Additional Costs	75,000
Engineering fees to complete	50,000
Unrealized gain on land purchase option	5,615,000

Value of land purchase option	7,140,000

Total Current Assets	7,140,000

Other Assets
Due from affiliate company	742,000

Total Assets	$7,882,000

LIABILITIES
Current Liabilities
Accounts Payable	$75,000
Engineering Costs to be paid	50,000

Total Current Liabilities	125,000

MEMBERS' EQUITY

Members' Equity	7,757,000

Total Members' Equity	$7,757,000

Total Liabilities and Members' Equity	$7,882,000

Prepared by Management

TLH-40 BOCA CC LLC

Statement of Income and Members' Equity

For the Two Years Two Hundred Eighty Nine Days Ended December 31, 2017

Income

Unrealized Gain on Land Purchase Option	$5,615,000

Total Income	$5,615,000

Expenses	$-

Total Expenses	0

Net Income	$5,615,000

Members' Equity - Beginning	$-

Members' Contributions	2,142,000

Members' Equity - Ending	$7,757,000

Prepared by Management

TLH-40 BOCA CC LLC

Schedule of Land Purchase Option Fair Market Value

December 31, 2017

Fair Market Value per attached Contracts		$16,675,000

Less: Valuation adjustment discount (20%)		(3,335,000)

Net FMV		$13,340,000

Option price	$7,000,000

Less: Deposits	(400,000)

Option price payable		(6,600,000)

Value of land purchase option		6,740,000

Less: related costs		(1,125,000)

Unrealized gain on Land Purchase Option		$ 5,615,000

Prepared by Management

Financial Statements of TLH-46 COVE ROAD LLC

TLH - 46 COVE ROAD LLC

Balance Sheet

December 31, 2017

ASSETS
Current Assets
Land purchase option
Deposits on land purchase option	$255,000
Capitalized Costs - paid	356,918
Additional Costs	35,000
Engineering fees to complete	60,000
Unrealized gain on land purchase option	2,303,082

Value of land purchase option	3,010,000

Total Current Assets	3,010,000

Other Assets
Due from affiliate company	388,082

Total Assets	$3,398,082

LIABILITIES
Current Liabilities
Accounts Payable	$35,000
Engineering Costs to be paid	60,000

Total Current Liabilities	95,000

MEMBERS' EQUITY

Members' Equity	3,303,082

Total Members' Equity	$3,303,082

Total Liabilities and Members' Equity	$3,398,082

Prepared by Management

TLH-46 COVE ROAD LLC

Statement of Income and Members' Equity

For the Eleven Months and Three Days Ended December 31, 2017

Income

Unrealized Gain on Land Purchase Option	$2,303,082

Total Income	$2,303,082

Expenses	$-

Total Expenses	0

Net Income	$2,303,082

Members' Equity - Beginning	$-

Members' Contributions	1,000,000

Members' Equity - Ending	$3,303,082

Prepared by Management

TLH-46 Cove Road LLC

Schedule of Land Purchase Option Fair Market Value

December 31, 2017

Fair Market Value per attached Contracts		$6,000,000

Less: Valuation adjustment discount (20%)		(1,200,000)

Net FMV		$4,800,000

Option price	$ 2,300,000

Less: Deposits	(255,000)

Option price payable		(2,045,000)

Value of land purchase option		2,755,000

Less: related costs		(451,918)

Unrealized gain on Land Purchase Option		$2,303,082

Prepared by Management

Financial Statements of TLH-82 DOT, LLC

TLH - 82 DOT LLC

Balance Sheet

December 31, 2017

ASSETS
Current Assets
Land purchase option
Deposits on land purchase option	$110,000
Capitalized Costs - paid	36,233
Additional Costs	15,000
Land planning fees to complete	90,000
Engineering fees to complete	90,000
Unrealized gain on land purchase option	5,478,767

Value of land purchase option	5,820,000

Total Current Assets	5,820,000

Other Assets
Due from affiliate company	103,767

Total Assets	$5,923,767

LIABILITIES
Current Liabilities
Accounts Payable	$15,000
Land Planning cost to be paid	$90,000
Engineering Costs to be paid	90,000

Total Current Liabilities	195,000

MEMBERS' EQUITY

Members' Equity	5,728,767

Total Members' Equity	$5,728,767

Total Liabilities and Members' Equity	$5,923,767

Prepared by Management

TLH-82 DOT LLC

Statement of Income and Members' Equity

For the One Hundred Fifty Nine Days Ended December 31, 2017

Income

Unrealized Gain on Land Purchase Option	$5,478,767

Total Income	$5,478,767

Expenses	$-

Total Expenses	0

Net Income	$5,478,767

Members' Equity - Beginning	$-

Members' Contributions	250,000

Members' Equity - Ending	$5,728,767

Prepared by Management

TLH-82 DOT LLC

Schedule of Land Purchase Option Fair Market Value

December 31, 2017

Fair Market Value per attached Contracts		$17,000,000

Less: Valuation adjustment discount (20%)		(3,400,000)

Net FMV		$13,600,000

Option price	$ 8,000,000

Less: Deposits	(110,000)

Option price payable		(7,890,000)

Value of land purchase option		5,710,000

Less: related costs		(231,233)

Unrealized gain on Land Purchase Option		$5,478,767

Prepared by Management

TABLE OF OWNERSHIP

BRIAN TUTTLE	90.00%	$900.00
MICHAEL TUTTLE	3.334%	$33.334
CHRIS DEBEHNKE	3.333%	$33.333
NICOLE DEBEHNKE	3.333%	$33.333
Total:	100%	$1,000.00

MANAGEMENT’S DISCUSSION AND ANALYSIS

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Committees of the Board

Our Company does not currently have nominating, compensation, audit committees or committees performing similar functions. Our Company also does not have a written nominating, compensation or audit committee charter. Our Management believes that it is not necessary to have such committees at this time because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Management is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because Management believes that Management can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be too costly and burdensome and is not warranted under the circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Management has not been involved in any of the following events during the past ten (10) years:

1.bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors has evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty, federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take action to adopt a formal Code of Ethics.

LIST OF EXHIBITS

A)Articles of Organization of Tuttle Land Investments, LLC

B)Operating Agreement of Tuttle Land Investments, LLC

C)Promissory Note

D)Guaranty Agreement

E)Legal Opinion of The Wallace Law Group, PL

F)Consent of ______________, Auditor

G)Site Plans of Completed Transactions of Affiliates

H)Site Plans of Pending Transactions of Affiliates

Exhibit “A”

Articles of Organization

L18000034928
FILED 8:00 AM
February 07, 2018
Sec. Of State
crico

## Article IV

The name and address of person(s) authorized to manage LLC:

Title: MGR
BRIAN TUTTLE
2240 WEST WOOLBRIGHT ROAD, STE 403
BOYNTON BEACH, FL. 33426 US

Title: MGR
MICHAEL TUTTLE
2240 WEST WOOLBRIGHT ROAD, STE 403
BOYNTON BEACH, FL. 33426 US

Title: MGR
NICOLE DEBEHNKE
2240 WEST WOOLBRIGHT ROAD, STE 403
BOYNTON BEACH, FL. 33426 US

Title: MGR
CHRIS DEBEHNKE
2240 WEST WOOLBRIGHT ROAD, STE 403
BOYNTON BEACH, FL. 33426 US

Signature of member or an authorized representative

Electronic Signature: STEVEN WALLACE

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain "active" status.

Exhibit “B”

OPERATING AGREEMENT

TUTTLE LAND INVESTMENTS, LLC

THIS OPERATING AGREEMENT of Tuttle Land Investments, LLC, a Florida limited liability company (the "Company"), is made and entered effective as of the 9th day of February, 2018 by and among the Member(s) of the Company who have executed this Agreement.

RECITALS

A.The Members have agreed to form a limited liability company to acquire, hold, administer, and dispose of residential real property.

B.The Company further may engage in or transact any and all lawful activities or business for which limited liability companies may be formed under the Florida Limited Liability Company Act and that are permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

C.The Members desire to form the Company as a limited liability company under the laws of the State of Florida for the purposes set forth herein, and, accordingly, desire to enter into this Operating Agreement in order to set forth the terms and conditions of the business and affairs of the company and to determine the rights and obligations of its Members.

NOW, THEREFORE, the Members, intending to be legally bound, hereby agree that the limited liability company Operating Agreement shall be as follows:

Article I

ANNUAL REPORT; MEETINGS OF MEMBERS

1.1Annual Report.  The Company shall file an annual report with the Secretary of State on or before May 1st of each calendar year, on the form provided by the Secretary of State.

1.2Annual Meetings of Members.  All annual meetings of the Members for the election of Managers (if appropriate) and such other business as may properly come before the meeting shall be held (i) on the third Monday in January of each calendar year at 10:00 a.m., Eastern time, or on such other date or at such other time as may be fixed, from time to time, by or on behalf of the Members, and (ii) at the place, within or without the State of Florida, designated by or on behalf of the Members and stated in the notice of meeting or in a duly executed waiver of notice thereof

1.3Special Meetings.  Special meetings of the Members may be called by the Managers or the holders of not less than 10% of the Member Percentage Interest entitled to vote on any issue proposed to be considered at the meeting (the term “Membership Percentage Interest” shall mean the initial percentage each Member’s contribution to the capital of the Company shall represent to the total initial capital, it being understood that Membership Percentage Interests shall not vary with fluctuations of a Member’s capital account unless otherwise specifically agreed by the Members in writing).  Special meetings of Members may be held at the times, dates and places, within or outside the State of Florida, designated by the Members and set forth in the notice of meeting required pursuant to Section 4 of this Article 1.  A meeting properly requested by a Member shall be called for a date not less than 10 nor more than 60 days after the request is properly made by the Member requesting the calling of the meeting.  Only business within the purpose or purposes described in the notice required by Section 4 hereof may be conducted at a special meeting of Members.

1.4Notice of Meetings.  A written notice of each meeting of Members shall be given to each Member entitled to vote at the meeting at the address on the Member Percentage Interest transfer records of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting by the persons calling the meeting.  The notice shall state the date, time and place of the meeting and, in the case of a special Members' meeting, the purpose or purposes for which the meeting is called.  If a Members' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

1.5Waiver of Notice.  Members may waive notice of a meeting before or after the date and time specified in the written notice of meeting.  All waivers of notice must be in writing, be signed by the Member entitled to the notice and be delivered to the Company for inclusion in the appropriate records.  Neither the business to be transacted at, nor the purpose of, a Members' meeting must be specified in a written waiver of notice.  Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

1.6Quorum.  Members holding Member Percentage Interests exceeding 50% entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of Members.  If a quorum is not present or represented at a meeting of members, the holders of Member Percentage Interests exceeding 50% of the Member Percentage Interests represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting for time to time.  Once a quorum has been established at a meeting, the subsequent withdrawal of Members, so as to reduce the Member Percentage Interests entitled to vote at the meeting below the amount required for a quorum, shall not affect the validity of all actions taken at the meeting or an adjournment of the meeting.

1.7Voting.  If a quorum is present, action on a matter, except for the election of Managers, shall be approved if the aggregate Member Percentage Interests of the Members entitled to vote on the subject matter favoring the action exceeds 50%.

1.8Proxies.  A Member entitled to vote at a meeting of Members, or an adjournment of it may vote in person or by proxy.  A Member may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact.  No appointment shall be valid for more than 11 months after the date of its execution unless a longer period is expressly provided in the appointment form.

1.9Action Without a Meeting.  Any action required or permitted to be taken at a Members' meeting may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of Member Percentage Interests exceeding 50%.  To be effective, the action must be evidenced by one or more written consents describing the action to be taken, dated and signed by approving Members having the requisite number of votes entitled to vote thereon.  Within ten days after obtaining authorization by written consent, notice of the action must be given to those Members who have not consented in writing or who are not entitled to vote on the action.

Article II

TERM

2.1The Company shall continue until terminated as provided herein.

Article III

MANAGERS AND OFFICERS

3.1Number and Election.  The number of Managers shall be fixed from time to time by the Members, within limits set forth in the Articles of Organization.  The Company is a Manager-Managed Company, Managers shall be elected annually by the Members at the Annual meeting of Members by a plurality of the Member Percentage Interests at a meeting at which a quorum is present.  In the event of the death, resignation or removal of a Manager, the Members may elect a successor manager at a special meeting of the Members called for that purpose.  A successor Manager shall serve the remainder of the term of his or her predecessor.  The initial Managers are Brian Tuttle, Michael Tuttle, Nicole Debehnke and Chris Debehnke.

3.2Removal of a Manager.  The Members may remove a Manager, with it without cause, at a special meeting called for that purpose.

3.3Officers.  The Member(s) may (but shall have no obligation to do so) elect such officers as they consider appropriate, which officers shall have the duties and responsibilities attributed to them by the Member(s).  The Members also may elect a Secretary, a Treasurer, and such other officers as they may consider necessary or proper.  The officers thus elected shall have the duties attributed to their offices by the Members.

3.4Powers.  The Managers shall have the powers and responsibilities described in Article 7 hereinbelow.

Article IV

CAPITAL CONTRIBUTIONS

4.1Contributions of Members.

4.1.1Each of the Members shall contribute to the Company as his Capital Contribution an amount equal to the amount set forth in the Organizational Minutes, and shall have the Member Percentage Interest indicated next to his name on Exhibit A. The Member Percentage Interest shall not vary as a function of the Members’ capital accounts unless otherwise expressly decided by the Members in writing.  Unless otherwise agreed by the Members, the contributions shall be contributed no later than thirty (30) days following the execution of this Operating Agreement.

4.2Company Capital.  The initial Company Capital shall be $1,000.00 (One Thousand and no/100 Dollars), which shall be contributed by the Members in accordance with Section 1 of this Article IV on the Effective Date.

4.3.Capital Accounts.  An account representing the contributions to capital made by each of the Members shall be maintained by the Company.  The capital account of each Member shall equal that Member’s respective initial contribution to capital, additional contributions to capital and that amount of profits allocated to that Member pursuant to the provisions hereof governing profits and losses, less the amount of losses, deductions and credits allocated to that Member pursuant to such provisions, less all amounts distributed to that Member pursuant hereto.

4.4Limited Liability of Members.  The liability of the Members shall be limited to the required Capital Contribution pursuant to Section 1 of this Article IV.  The Members shall not have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Company, nor shall the Members be personally liable for any obligations of the Company.

4.5No Interest on Capital Contributions.  Except as provided in Section 4.6 below, no interest or additional share of Net Cash Flow shall be paid or credited to the members on their Capital Accounts or on any undistributed Net Cash Flow or funds left on deposit with the Company.

4.6Member Loans or Advances.  All individual capital advances made by a Member in the event the Members shall not make such capital advances pro rata shall be deemed a Member Loan (each a "Member Loan" and collectively the "Member Loans").  All Member Loans funded pursuant to this Section 4.6 shall bear interest at the annual rate of Twelve percent (12%) per annum and shall be repaid pari passu as provided in Section 6.3 below.

4.7General Provisions.  Each person succeeding to a Member's interest in the company shall, upon becoming a substituted Member, have a Capital Account (in proportion to the interest of the member that is transferred) identical to that of the predecessor of the Member at the date the Transfer became effective.

Article V

ALLOCATION OF PROFITS AND LOSSES

5.1Profits and Losses.  Profits and losses of the Company, that shall be determined by this Company’s independent certified public accountant as soon as practicable after the end of each fiscal year, shall be allocated among the Members for tax and accounting purposes in proportion to their Membership Percentage Interests.

5.2General Provisions.  Whenever a proportionate part of Company profit or loss is credited or charged to a Member's Capital Account, every item of income, gain, loss, deduction or credit entering into the computation of the net profit or loss, or applicable to the period during which the net profit or loss is realized, shall be considered credited or charged, as the case may be, to the account in the same proportion.  As between the Member and a transferee of the Member, unless otherwise agreed by them, or with respect to the Members upon the admission of a new Member, net profits and losses for the fiscal year (or portion thereof, as the case may be) shall be determined by an interim closing of the Company's books and records, as if the fiscal year had closed on the day prior to the date of Transfer or admission, as the case may be, and the Member(s) who have been admitted shall be allocated net profits and losses with respect to the period commencing with the day of Transfer or admission.

5.3Tax Allocations.  All items of Company income, gain, loss and deduction, including Nonrecourse Deductions, shall be allocated for federal, state and local income tax purposes to and among the Members in the same manner that the corresponding items of Company income, gain, loss and deduction are allocated for book purposes, except as otherwise provided in this Article 5.

5.4Character of Gain.  If the net gain from any disposition of an asset of the company is capital gain in part and, as the result of depreciation recapture or otherwise, ordinary income in part, the ordinary income portion of the gain shall first be allocated to each member in the same proportion as (x) the depreciation allocated to that Member (or its predecessor) which gave rise to the ordinary income bears to (y) the deductions allocated to all Members (and their predecessors), provided that an allocation pursuant to this Section shall not exceed the total amount of gain allocated to the Member with respect to the disposition.  All ordinary income not allocated to a Member because of the proviso clause in the preceding sentence shall be allocated to the other Members in the ratio in which each of them generally shares in profits and losses of the event giving rise to the gain.

Article VI

DISTRIBUTIONS

6.1Available Cash.  Managers may make distributions of the available cash of the Company in their sole discretion.  Available Cash shall be distributable to the Members in proportion to their respective Membership Percentage Interests.

6.2“Available Cash” is (i) that sum of cash resulting from business operations, including sales revenues, royalties, interest income and any other income derived from the sale or use of products developed by this Company plus funds reserved in a previous fiscal year but released without expenditure less (ii) all cash expenditures, including, but not limited to, real and personal property taxes, principal and interest payments on all loans made to this Company, insurance, capital requirements, accounting and legal fees and supplies, and less any amount that the Manager designated in the Operating Agreement of this Company may reasonably determine to be necessary as a reserve for operating expenses, capital improvement, security deposits or contingencies, but not including cost expenditures previously reserved against in a prior fiscal year.

6.3Distributions of Available Cash.  Distributions of Available Cash shall be made no less often than annually, in the following manner:

(a)First, one hundred percent (100%) to the Members in repayment of principal and interest on all Member Loans until all such loans, and accrued interest thereon, have been repaid in full, such distributions being made pro rata to the Members in proportion to the principal and interest payable on the Member Loans hereunder and treated first as in payment of interest and then in repayment of principal;

(b)Second, one hundred percent (100%) pro rata to the Members until such time as the balance of the Members' Unreturned Capital Contributions is reduced to zero, with such distributions being made pro rata to the Members in proportion to the amount distributable to the Members pursuant to this Subsection 6.3(b); and

(c)Last, to the Members, pro rata in accordance with their respective Membership Percentage Interests.

6.4Distribution of Assets in Kind.  If assets of the Company are distributed in kind, they shall be distributed to the members entitled to them as tenants-in-common in the same proportions in which the Members would have been entitled to cash distributions had there been a sale of these assets.

6.5Demand for Distribution.  No Member shall be entitled to demand and receive a distribution of Company property in return for his Capital Contributions to the Company, except as provided in the Act.  Except as otherwise may be provided in this Operating Agreement, no Member shall have the right to demand or receive property other than cash in return for such Member’s Capital Contribution.  Unless otherwise provided by law, no Member or Substitute Member or assignee shall be personally liable for the return or repayment of all or any part of any other Member’s Capital Account or Capital Contribution, it being expressly agreed that any such return of capital pursuant to this Operating Agreement shall be made solely from the assets (which shall not include any right of contribution from a Member or Assignee) of the Company.

Article VII

CONTROL AND MANAGEMENT OF COMPANY;

CONFLICT OF INTEREST AND NON-COMPETITION

7.1Tax Matters Adviser.  A suitably qualified person shall be designated by the Managers as the Tax Matters Adviser for the Company.  The TMP shall act as a liaison between the Company and the Internal Revenue Service in connection with all administrative and judicial proceedings involving tax controversies of the company, and shall assume all the rights and duties of a Tax Matters Partner as set forth in the Code and Treasury Regulations promulgated under the Code.

7.2Management and Control of Company.

7.2.1The Managers shall have, except as specifically limited in this Agreement, full and exclusive authority in the management and control of the Company, and shall have all the rights and powers which are otherwise conferred by law or are necessary or advisable for the discharge of their duties and the management of the business and affairs of the Company.

7.2.2No debt shall be contracted nor contractual liability incurred by or on behalf of the Company except by a Manager.

7.3Expressly Authorized Rights and Powers.  Without limiting the generality of Section 2, but subject to the provisions of Section 4, of this Article VII, the Members and/or the Managers, as indicated, are expressly authorized on behalf of the Company, to:

7.3.1procure and maintain with responsible companies such insurance as may be advisable in such amounts and covering such risks as are deemed appropriate by the Members (Managers, if any, also authorized);

7.3.2take and hold any assets of the Company in the Company name, or in the name of a nominee of the Company (Managers, if any, also authorized);

7.3.3execute and deliver on behalf of and in the name of the Company, or in the name of a nominee of the Company, all instruments necessary or incidental to the conduct of the Company's business (Managers, if any, also authorized);

7.3.3.4protect and preserve the assets of the Company and incur indebtedness in the ordinary course of business (Managers, if any, also authorized);

7.3.3.5sell, dispose of, trade, exchange, convey, quitclaim, surrender, release or abandon, upon terms and conditions which the Managers may negotiate and deem appropriate, personal property of the Company in the ordinary course of business;

7.3.3.6execute and deliver documents and instruments on behalf of the Company in connection with the acquisition and disposition of its assets, and to execute, terminate, modify, enforce, continue or otherwise deal with any Company indebtedness and security interests, to sell Company assets, and to take any other action with respect to agreements made between the Company and a lender or any affiliate thereof, all subject to the limitations of Section 4 of this Article VIII (Members only);

7.3.3.7open Company bank accounts in which all Company funds shall be deposited and from which payments shall be made and grant power of signature over such accounts to the person or persons they deem appropriate (Members only); and

7.3.3.8invest Company funds and working capital reserves (Members only);

7.4Certain Limitations.  Notwithstanding the generality of the foregoing, and in addition to other acts expressly prohibited by this Agreement or by law, the Members (or Managers as the case may be) shall not have the authority to:

7.4.1do any act in contravention of this Agreement;

7.4.2do any act which would make it impossible to carry on the ordinary business of the Company, except as expressly provided in this Agreement;

7.4.3confess a judgment against the Company;

7.4.4execute or deliver any general assignment for the benefit of the creditors of the Company;

7.4.5assign rights in specific Company property for other than a Company purpose;

7.4.6knowingly or willingly do any act (except an act expressly required by this Agreement) which would cause the Company to become an association taxable as a corporation.

7.5Conflicts of Interest.

7.5.1No contract or other transaction whatsoever between the Company and one (1) or more of its Managers, or between the Company and any other corporation, firm, association or other entity in which one or more of its Managers are directors or officers or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Members or Managers are present at the meeting of the Managers, or of a committee thereof, which approves such contract or transaction, or that his, her, their or its votes are counted for such purposes:

7.5.1.1if the fact of such common directorship, officership or financial interest is disclosed or known to the Members, and the Members approve such contract or transaction by vote sufficient for such purpose without counting the vote or votes of such interested Members;

7.5.1.2if such common directorship, officership or financial interest is disclosed or known to the Managers entitled to vote thereon and such contract or transaction is approved by majority vote of the Manager; or

7.5.1.3if the contract or transaction is fair and reasonable as to the Company at the time it is approved by the Managers.

7.5.2Common or interested Members may be counted in determining the presence of a quorum at a meeting of the Managers or of a committee which approves such contract or transaction.

7.6Limitations on Scope of Business.  Except for the authority expressly granted to the or Managers in this Operating Agreement, no Manager, employee or other agent of the Company including Managers shall have any authority to bind or act for the company or any other Member in the carrying on of their respective businesses or activities.

Article VIII

TRANSFER OF MEMBER PERCENTAGE INTERESTS

8.1Certificates Representing Membership Percentage Interests.

8.1.1The Members shall vote to approve a form of Certificate representing the Member Percentage Interests.  No such Certificate shall be issued in negotiable form.  A Certificate itself shall have no intrinsic value and this Company shall bear no liability for any statement, representation or content of the Certificate.

8.1.2Certificates shall be signed by a Manager.  Certificates shall bear a legend indicating the restrictions on transferability and shall be consecutively numbered.  The name of the person or entity to whom the Certificate is issued and the Member Percentage Interest of such person which the Certificate represents shall be inscribed on each Certificate and shall be recorded in the books of this Company.

8.1.3The company shall recognize as a Member only those persons or entities recorded in the books of the Company.  Each holder of a membership percentage interest shall be entitled to a Certificate representing such interest.  No Certificate shall be issued for any Member Percentage Interest until the amount on which such Member Percentage Interest is based is fully paid or a binding promise with respect to non-cash contributions is made.  The permitted transfer of a Membership Percentage Interest, in accordance with the requirements of this Agreement, shall be recognized only when entered in the books of this Company and upon cancellation of the former Certificate.

8.1.4Each Certificate which is surrendered for transfer or reissue shall be canceled and no new Certificate shall be issued until the former Certificate of the Member shall be surrendered for cancellation and canceled, except that in the case of a mutilated, destroyed, stolen or lost Certificate, a new Certificate may be issued upon the making of an affidavit of that fact by the person claiming the Certificate was mutilated, destroyed, stolen or lost, and, at the discretion of a Manager, the posting of a bond or indemnity in such amount and with such sureties the Manager may reasonably require.

8.2General Provision.  Members may not Transfer all or any part of their Member Percentage Interests and no person shall become an assignee or be admitted to the Company as a Member except with the unanimous prior written consent of all non-transferring Members or except as otherwise may be permitted in this Article 8.  All sales, transfers, assignments and grants of a security interest in contravention of this Article 8 shall be null and void.

8.3Transfer of Member Percentage Interests.

8.3.1An assignee of a Member may not become a Substitute Member except with the unanimous written consent of the non-transferring Member(s) without which the assignee shall have no economic or political rights as a Member and no right to participate in the management, business or affairs of the Company.  If the Members consent to the person's becoming a Member (which consent shall be at the sole discretion of the Members), and the transferee executes an instrument reasonably satisfactory to the Members accepting and adopting this Operating Agreement, the transferee may become a member.

8.3.2Further, no Transfer of a Member Percentage Interest may be effected unless (i) the transferee, if an individual, is at least 21 years of age; and (ii) in the opinion of counsel satisfactory to the all of the Members, the Transfer (1) does not result in the close of the company's taxable year with respect to all Members, the termination of the Company within the meaning of Section 708(b) of the Code, or the termination of the Company's status as an entity taxable as a partnership under the Code, (2) complies with the Securities Act of 1933 and applicable securities laws of other jurisdictions, and (3) does not violate any other applicable laws.

8.4Effectiveness of Transfer.

8.4.1The Transfer by a member or a transferee of a Member of all or any part of his, her or its Member Percentage Interest shall become effective on the first day of the month following receipt by the Company of evidence of the Transfer in form and substance reasonably satisfactory to the Company and a Transfer fee sufficient to cover all reasonable expenses of the company connected with the Transfer.

8.4.2No Transfer of a Member Percentage Interest that violates this Article 8 shall be valid or effective, and the Company shall not recognize the purported Transfer for the purposes of allocating net profits and losses in accordance with Article 6 or making distributions in accordance with Article 6.  The Company may enforce the provisions of this Article 8 directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Transfers not made in full compliance with this Article 8.

8.4.3the Company shall, from the time, whenever Member Percentage Interests are registered in the name of the transferee on the Company's books in accordance with the above provisions, pay to the transferee all further distributions or other compensation by way of income or return of capital, on account of the Member Percentage Interest transferred.  Until the transfer is registered on the Company's books, the Company may proceed as if no Transfer had occurred.

Article IX

BOOKS OF ACCOUNT, FINANCIAL REPORTS,

RECORDS, FISCAL YEAR, BANKING AND ACCOUNTING DECISIONS

9.1Books of Account.  The Company shall keep or cause to be kept adequate books of account of the Company according to its Methods of Accounting in which shall be recorded and reflected all of the contributions to the capital of the Company and all of the expenses and transactions of the Company.  These books of account shall be kept at the Principal Place of Business of the Company.  Each Member and his authorized representatives shall have at all times, during normal business hours, free access to and the right to inspect and copy, at the Member's expense, the books of account.

9.2Financial Reports.  Not later than four (4) months after the close of each fiscal year, the Company shall prepare a balance sheet showing in reasonable detail the financial condition of this Company as of the close of the fiscal year and a profit and loss statement showing the results of operations of this Company during the fiscal year.  Tax information required for the preparation of the Members’ federal income tax returns shall be prepared by the Company and delivered to the Members as soon as reasonably practicable after the end of each fiscal year.

9.3Records. Records shall be kept at the corporate offices and be available for inspection at any time.

9.4Fiscal Year.  The fiscal year of the Company for both reporting and federal income tax purposes shall begin with the 1st day of January and end on the 31st day of December in each calendar year.

Article X

DISSOLUTION AND TERMINATION

10.1.Dissolution of Company.  The term of the Company shall begin on the Effective Date and shall be dissolved and its business shall terminate upon the earliest occurrence of any of the events described in Section 608.441 of the Act (or a successor provision in the Act) unless all of the Members consent to continue the Company.

The Company shall continue to exist after the happening of any of the foregoing events solely for the purpose of winding up its affairs in accordance with the Act.

10.2Procedure on Liquidation.  Unless the business of the Company is continued pursuant to the provisions of this Agreement, upon the dissolution of the Company, the person or persons required by law to wind up the Company's affairs shall liquidate the assets of the Company and apply the proceeds of liquidation for the fiscal year of liquidation.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of its liabilities to minimize losses that might otherwise occur in connection with the liquidation. Upon liquidation and winding up of the Company, unsold Company property shall be valued to determine the gain or loss that would have resulted if the property were sold, and the Capital accounts of the members that have been maintained in accordance with this Agreement shall be adjusted to reflect the manner in which the gain or loss would have been allocated if the property had been sold at its assigned values.  Upon completion of the liquidation of the Company and distribution of the proceeds, the person supervising the liquidation shall file articles of dissolution with the Secretary of State.

10.3Liquidation Proceeds.  The proceeds from the liquidation of the assets of the Company, the proceeds from the collection of the receivables of the Company, and the assets distributed in kind shall be distributed in the following order of priority:

10.3.1first, to payment of debts and liabilities of the Company which are due and owing, except that expenses or debts that may be deferred in accordance with an agreement providing for deferral may be deferred to the extent that the Company expects to receive proceeds that can be used to satisfy the expenses and debts;

10.3.2second, to the setting up of reserves to disburse in payment of contingent liabilities or obligations of the Company, and, at the expiration of the reserve period, the balance of the reserves, if any, shall be distributed as liquidating proceeds received at the end of the reserve period; and

10.3.3third, to the Members in portion to and to the extent of the balances of their Capital Accounts.

All distributions pursuant to clause 10.3.3 shall be made no later than the end of the Company's fiscal year during which the liquidation of the Company occurs (or, if later, within 90 days after the date of the liquidation).

Article XI

MISCELLANEOUS

11.1Notices.  All notices, payments, demands and communications required or permitted to be given by this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom the same is directed or (b) whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, addressed to the addresses set forth on the signature page of this Agreement or to such other address as the Member from time to time specifies by written notice to the Company.  Any notice shall be deemed to have been given as of the date delivered if delivered personally, or three days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.  Any notice may be waived by the person entitled to receive the notice.

11.2Section Captions.  Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of any part of this Agreement.

11.3Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision is illegal or for any reason whatsoever, the illegality or invalidity shall not affect the validity of the remainder of this Agreement.

11.4Amendments.  The Members may amend this Agreement only by the unanimous approval of all of the Members.

11.5Governing Law.  this Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Florida, and the Act as now in effect or as amended in the future shall govern and supersede any provision of this Agreement which would otherwise be in violation of the Act.

11.6Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

11.7Parties in Interest.   Subject to the provisions contained in Article 9, every covenant, term, provision and agreement in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Members.

11.8Integrated Agreement.  This Agreement constitutes the entire understanding and agreement of the Members with respect to its subject matter, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth in this Agreement.

11.9Number and Gender.  Where the context so indicates, the masculine shall include the feminine and neuter, the singular shall include the plural and "person" shall include a corporation, limited liability company and other entities.

11.10Effects of Inconsistencies of Agreement with Act.  The Members agree to the terms and conditions of this Operating Agreement, as they may from time to time be amended, supplemented or restated according to its terms.  The Members intend that this Operating Agreement shall be the sole source of the relationship among the parties, and except to the extent a provision of this Operating Agreement expressly incorporates federal income tax rules by reference to sections of the code or Treasury Regulations or is expressly prohibited or ineffective under the Act, this Operating Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law.  To the extent any provision of this Operating Agreement is prohibited or ineffective under the Act, this Operating Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act.  If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Operating Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.  Each Member shall be entitled to rely on the provisions of this Operating Agreement, and no Member shall be liable to the company or to any other Member for any action or refusal to act taken in good faith reliance on this Operating Agreement.

NOTICE: EACH MEMBER HEREBY CERTIFIES THAT HE OR SHE HAS RECEIVED A COPY OF THIS OPERATING AGREEMENT AND FORMATION DOCUMENT OF TUTTLE LAND INVESTMENTS, LLC, A FLORIDA LIMITED LIABILITY COMPANY.  EACH MEMBER REALIZES THAT AN INVESTMENT IN THIS COMPANY IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK.  EACH MEMBER IS AWARE AND CONSENTS TO THE FACT THAT THE INTERESTS IN THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY SECURITIES ACT OF THE STATE OF FLORIDA.  EACH MEMBER AGREES TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND ARTICLES OF ORGANIZATION.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, this Operating Agreement of TUTTLE LAND INVESTEMENTS, LLC, was adopted by the Managers and Members of the company as of the date first above written.

MANAGERS

By: /s/ Brian Tuttle

Brian Tuttle, Manager

By:/s/ Michael Tuttle

Michael Tuttle, Manager

By:/s/ Nicole Debehnke

Nicole Debehnke, Manager

By:/s/ Chris Debehnke

Chris Debehnke, Manager

MEMBERS:

By: /s/ Brian Tuttle

Brian Tuttle, Member

By:/s/ Michael Tuttle

Michael Tuttle, Member

By:/s/ Nicole Debehnke

Nicole Debehnke, Member

By:/s/ Chris Debehnke

Chris Debehnke, Member

Exhibit “A” to

Operating Agreement of Tuttle Land Investments, LLC

Member:AddressMember Percentage

Interest

Brian Tuttle961 Hillsboro Mile90%

 Hillsboro Beach, Florida 33062

Michael Tuttle961 Hillsboro Mile3.334%

 Hillsboro Beach, Florida 33062

Nicole Debehnke   961 Hillsboro Mile3.333%

Hillsboro Beach, Florida 33062

Chris Debehnke   961 Hillsboro Mile3.333%

 Hillsboro Beach, Florida 33062

Exhibit “C”

TUTTLE LAND INVESTMENTS, LLC

FORM OF LIMITED RECOURSE NOTE

No. {            }Interest Rate: 13% per annum

Original Issue Date: _____________    Maturity Date: ______________

CUSIP: __________

Initial Principal Amount: U.S. $ {____}

TUTTLE LAND INVESTMENTS, LLC, a Florida limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to _______________ (“Lender”), the amounts set forth below in this Note at the times set forth below in this Note.

This Note is one of a series of Limited Recourse Notes that is corporately guaranteed by TLH-40 Boca CC, LLC, a Florida limited liability company, TLH-46 Cove Rd, LLC, a Florida limited liability company and TLH-82 DOT, LLC (collectively, the “Guarantor”) from time to time party thereto is entitled to the benefits thereof and subject to the obligations thereof. Each holder of this Note, including any transferee, will be deemed, by its acceptance hereof, to have made the representations set forth herein and accepted all obligations with respect to this Note.  This Note is being guaranteed by the Guarantor pursuant to the terms of the Guaranty Agreement incorporated by reference herein.

The Issuer shall cause all Lender Payments, including without limitation, the Interest Reserve to be deposited into the Collateral Account

Payments on this Note of Interest only at the rate of thirteen (13%) percent per annum in the amount of $__________ shall be paid monthly commencing on the 1st of __________, 2018 and continue under the Maturity Date (unless otherwise prepaid prior to the Maturity Date) and are to be made in lawful money of the United States of America at the principal office of the Issuer or at such other place as the Issuer shall have designated by written notice to the holder of this Note.

This Note is a registered Note and, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed in the form attached to this Note (and accompanied by the relevant name, address and other information for notices of each transferee of this Note or part thereof, and accompanied by any other evidence of satisfaction with the restrictions and requirements applicable to transfers of this Note and the legend set forth on the face of this Note as reasonably requested by the Issuer), by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like face amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer shall be entitled to deem and treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

Prior to any sale or other disposition of this Note, the holder of this Note will surrender this Note to the Issuer in exchange for a new Note or Notes pursuant the LRO Agreement.

If a Specified Event of Default occurs and is continuing, this Note may be declared or otherwise become due and payable in the manner, including without limitation failing to pay monies owed under this Note after receipt of written notice and opportunity to cure within fifteen (15) days from the date of receipt by Issuer of such written notice.

This Note may be prepaid in part or in full without penalty.

This Note is issued in definitive form pursuant to the Offering Memorandum in denominations of at least $10,000 face amount. This Note is and will be secured by the Collateral pledged as security therefor as provided in the Guaranty Agreement.

Anything in this Note to the contrary notwithstanding, any Noteholder Payment on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of Florida, excluding choice-of-law principles of the law of the State of Florida that would permit the application of the laws of a jurisdiction other than the State of Florida.

TUTTLE LAND INVESTMENTS, LLC

By:

Brian Tuttle, Manager

Exhibit “D”

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of _______________, 2018, by TLH-40 BOCA CC, LLC, a Florida limited liability company, TLH-46 COVE RD, LLC, a Florida limited liability company and TLH-82 DOT, LLC, a Florida limited liability company all having an address at 961 Hillsboro Mile, Hillsboro Beach, Florida 33062 (whether one or more collectively referred to as “Guarantor”), for the benefit of _______________________________, having an address at _____________________ (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by TUTTLE LAND INVESTMENTS, LLC, a Florida limited liability company (“Borrower”), and payable to the order of Lender in the original principal amount of $____________ (as the same may hereafter be amended, restated, renewed, supplemented, replaced, extended or otherwise modified from time to time, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) and further evidenced, secured or governed by such other instruments and documents executed in connection with the Loan (together with the Note are hereinafter collectively referred to as the “Loan Documents”); and

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower which is the amounts owed under the Note.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations or any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the other Loan

Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an affiliate of Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. To the best knowledge of Guarantor, this Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Guarantor.

3.7 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on (a) the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested (b) expedited, prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery and by telecopier (with answer back acknowledged), addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:	TLH-40 Boca, LLC TLH-46 Cove Rd, LLC TLH-82 DOT, LLC 961 Hillsboro Mile Hillsboro Beach, Florida 33062

with a copy to:	The Wallace Law Group, PL 2240 W. Woolbright Road #403 Boynton Beach, Florida 33426 Attention: Steven Wallace Facsimile No.:

Lender:	_________________________ _________________________ _________________________ _________________________

with a copy to:

5.3 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT PALM BEACH COUNTY, FLORIDA AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR

AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Wallace Law Group, PL 2240 W. Woolbright Road #403 Boynton Beach, Florida 33426 Attention: Steven Wallace Facsimile No.: 561-244-4302

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN PALM BEACH COUNTY, FLORIDA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF FLORIDA.

5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.14  Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

EXECUTED as of the day and year first above written.

GUARANTOR:

TLH-40 BOCA CC, LLC, a Florida limited liability company

By:_________________________________
Name: ______________________________
Title: _______________________________
TLH-46 COVE RD, LLC, a Florida limited liability company

By:_________________________________
Name: ______________________________
Title: _______________________________
TLH-82 DOT, LLC, a Florida limited liability company

By:_________________________________
Name: ______________________________
Title: _______________________________

Exhibit “E”

Legal Opinion of The Wallace Law Group, PL

Exhibit “F”

Consent of __________________, Auditor

Exhibit “G”

Site Plans of Completed Transactions of Affiliates

LAND DESIGN SOUTH

SOUTH ROAD PUD

PREPARED FOR SHELBY HOMES INC.

PALM BEACH COUNTY, FLORIDA

SUBDIVISION PLAN

2 OF 3

SOUTH ROAD, A P.U.D.-COMMERCIAL PROPERTY

PALM BEACH COUNTY, FLORIDA

3

SITE DATA

AREAS

PROPERTY DEVELOPMENT REGULATIONS

HANDICAP PARKING DETAIL

TYPICAL LAKE SECTION

DUMPSTER DETAIL

SIGN DETAIL

LAKE WORTH ROAD (STATE RD. 802)

LOCATION MAP

SCALE AND NORTH ARROW

ZONING STAMPS

LAND DESIGN SOUTH

MASTROIANNI MUPD

PREPARED FOR TLH

PALM BEACH COUNTY, FLORIDA

PRELIMINARY DEVELOPMENT PLAN/ SITE PLAN

SHEET # 1 OF 1

LAND DESIGN SOUTH

CELEBRATION LAKE PUD

PREPARED FOR TLH

PALM BEACH COUNTY, FLORIDA

LOCATION MAP

MASTER SITE PLAN

2 OF 3

5

WHIPPOORWILL BLVD.
WHIPPOORWILL ESTATES
LAKE TRACT
2.21 AC
WATER SURFACE
1.21 AC
LAKE TRACT
WATER SURFACE
AGREADEX PUD
DRY DETENTION
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
M
M
M
M
DILLMAN ROAD
DILLMAN ROAD

LAND DESIGN SOUTH
Landscape Architecture / Land Planning

10 ACRE DILLMAN ROAD PROPERTY
PREPARED FOR TLH
PALM BEACH COUNTY, FLORIDA

LOCATION MAP

PRELIMINARY DEVELOPMENT PLAN/ FINAL SITE PLAN

SHEET #
1 OF 3

6
Location Map
Off-Site Roadway Improvements
Site Data
Project Consultants
Proposed Setbacks
Model legend
Typical 52' Lot Single Family
Wetland Summary
Wetland Buffer Calculations
Florida's Turnpike
Gentile Holloway O'Mahoney
Project No. P05-334
Southbend Shores Estates
Planned Unit Development
Port St. Lucie, Florida
PUD Master Development Plan
MP-1

SITE DATA

FOCAL ELEMENTS KEY

NOTES

LAND DESIGN SOUTH

LANTANA ROAD PROPERTY
PREPARED FOR LANTANA LAND
PALM BEACH COUNTY, FLORIDA

CONCEPTUAL SITE PLAN

2 OF 3

CONCURRENCY APPROVAL
PROPERTY DEVELOPMENT REGULATIONS (PDR)
PLANNED DEVELOPMENT TABULAR DATA CHART
TYPICAL LAKE SECTION
30' RESIDENTIAL ACCESS STREET, TYP.
SIGN ELEVATION
TYPICAL UNIT DETAIL
MILITARY TRAIL
COMMERCIAL
RESIDENTIAL
UNDEVELOPED
SITE DATA
PARKING BREAKDOWN
NOTES
LOCATION SKETCH
SCALE 1"=50'-0"
NORTH
LAND DESIGN SOUTH
MILITARY TRAIL PROPERTY
PREPARED FOR WAYNE LEGUM
PALM BEACH COUNTY, FLORIDA
CONCEPTUAL SITE PLAN
SHEET
2 OF 2

LAKE
GATES
UNDEVELOPED

LAND DESIGN SOUTH

Landscape Architecture / Land Planning

PIONEER TRAIL PUD

PREPARED FOR SHELBY HOMES

PALM BEACH COUNTY, FLORIDA

FINAL SUBDIVISION PLAN

1 OF 1

Site Data

Lot Data

Upland Preserve Calculation

FLORIDA TURNPIKE

Sand Trail Parcel

Martin County, Florida *Illustrative Site Plan*

North

Legend
50' x 120' Lots (304 Lots)
60' x 120' Lots (98 Lots)
70' x 125' Lots (136 Lots)
Recreation Pod (+/- 7ac)

Parkland Royale

An Active Adult Residential Community

urban design kilday studios

WALL
WALL
LAKEWORTH ROAD

Cypress Royale PUD

Palm Beach County

Exhibit

LAND DESIGN SOUTH

Planning
Landscape Architecture
Environmental
Transportation
Graphic Design

SP.1
SP.2
SP.1
SP.2

LOCATION MAP

LEGAL DESCRIPTION

SITE DEVELOPMENT STANDARDS

SITE DATA: PHASE 1 NORTH

File set

WGI
Wantman Group, Inc.
LAND DESIGN SERVICES DIVISION

SOUTHERN BOULEVARD PROPERTIES
PHASE 1 NORTH
PREPARED FOR RELATED GROUP
THE VILLAGE OF ROYAL PALM BEACH, FLORIDA

SHEET #
SP.0

LOCATION MAP

SITE DATA

PROPERTY DEVELOPMENT REGULATIONS

CENTERLINE GEOMETRICS

NOTES

LEGEND

AMENDMENTS

ZONING STAMP

WGI

RANCHETTE ROYALE

PRELIMINARY SUBDIVISION PLAN

PREPARED FOR BRIAN TUTTLE

PALM BEACH COUNTY, FLORIDA

SHEET #

PSBP.1

US 27
1" = 100'

NOTE: Total amount of soil material removed offsite shall not exceed 200% of the minimum stormwater retention/detention volume pursuant to LDR Section 6.06.01(F.2.a).

TYPICAL LOT

OPEN SPACE

TYPICAL CORNER LOT

NTS

SITE DATA:

Connelly & Wicker Inc.
Planning · Engineering · Landscape Architecture

OVERALL SITE PLAN

LOUISA VISTA PUD

PREPARED FOR
TALL CASTLE DEVELOPER

C020

Exhibit “H”

Site Plans of Pending Transactions of Affiliates

WGI
LAND DESIGN SERVICES DIVISION
ANGELOCCI PROPERTY
PRELIMINARY SUBDIVISION PLAN
PREPARED FOR BRIAN TUTTLE
PALM BEACH COUNTY, FLORIDA
SITE DATA
LEGEND
LOCATION MAP
AMENDMENTS
SITE PLAN
SHEET #
PSBP.1

SOUTHERN BOULEVARD
ACME ROAD
LOWES
PUBLIX
CHARTER SCHOOL
OFFICE / MEDICAL
TOWNHOMES
REGIONAL PARK

LOCATION MAP

SITE DATA

[illegible]

PROPERTY DEVELOPMENT REGULATIONS

[illegible]

LEGEND

[illegible]

TUTTLE LAND INVESTMENT

LAKE WORTH ROYALE
PRELIMINARY SITE PLAN
PALM BEACH COUNTY, FLORIDA

AMENDMENTS

ZONING STAMP

SHEET
PSP 1

Connelly & Wicker Inc.

Planning · Engineering · Landscape Architecture

1500 NORTH ORANGE AVE., SUITE 310 WINTER PARK, FLORIDA 32789
(407) 361-3100 FAX: (407) 361-3989 www.cwieng.com
C.A. NUMBER: 3650 L.A. NUMBER: LC26000311

CONCEPT 1

Mini Dump Road

June 2017

THIS DRAWING IS THE PROPERTY OF CONNELLY & WICKER INC. AND IS NOT TO BE REPRODUCED OR COPIED IN WHOLE OR IN PART. IT IS NOT TO BE USED ON ANY OTHER PROJECT AND IS TO BE RETURNED ON REQUEST.

6

LOCATION MAP
urban design kilday STUDIOS
Urban Planning & Design
Landscape Architecture
Communication Graphics
LOXAHATCHEE ROAD
BISHOP PIT ROAD
RECREATION PARCEL
Parkland Royale - Phase III
An Active Adult Residential Community
City of Parkland, Florida
Site Plan
NORTH
SP-1
CONCEPT 2

PARKLAND ROYALE
PHASE 3
CONCEPT 2

SITE AREA: 34.87 ACRES

7

PROJECT
LOCATION

Warning
Construction Site
No Trespassing
Construction Sign Detail

General Notes

Site Data

Typical Lot Diagram

Legend

Preserve Sign

PUD Master Plan

Conceptual Design Group Inc

Cove Royale

PROPOSED

SCHMIDT NICHOLS

Loxahatchee Road

Broward County, Florida

Site Plan

SP-1

SITE DATA
BOCA ROYALE

BOCA ROYALE

ILLUSTRATIVE SITE PLAN

Carnahan Proctor and Cross, Inc
Deerfield Beach, FL

Location Map

Site Data

Development Regulations

Development Team

Legal Description

Notes

SCHMIDT NICHOLS

Royal Palm Charter School

Royal Palm Beach, Florida

Site Plan

SP-1 of 2

TOSCANA ROYAL PALM BEACH

PROPOSED BRADFORD WAY
PLAY FIELD
SITE PLAN
PROPOSED LOWES ROAD

TOSCANA ROYAL PALM APARTMENTS

ROYAL PALM BEACH
POD 2

MSA ARCHITECTS

SITE PLAN

SP-1

LOT COUNT
53' = 273
TH = 80
TOTAL = 353
VILLA ANGELO BLVD
CRYSTAL LN
CACTUS CT
TEMPLE LN
DABBY LN
BRAMBLEWOOD DR
LAKOTA LN
VERIVA LN
MISSOURI AVE
CHRISTINE CT
MICHIGAN AVE
CAROLYN COURT
WEST CLINTON
EAST CLINTON
RAYMOND DR
MISSOURI AVENUE
CLAY DRIVE
REBECCA DRIVE
CONCEPT 3
JANUARY 2017
16-04-0014
Connelly & Wicker Inc.

LOXAHATCHEE ROAD
BISHOP PIT ROAD
RECREATION PARCEL

LOCATION MAP

urban design kilday STUDIOS

Urban Planning & Design
Landscape Architecture
Communication Graphics

Parkland Royale - Phase II
An Active Adult Residential Community

City of Parkland, Florida
Site Plan

NORTH

SP-1

SITE DATA
PIONEER ROAD
WGL
LAND DESIGN SERVICES

PIONEER ROYALE

ILLUSTRATIVE SITE PLAN